UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006 (March 24, 2006)

Commission File Number: 333-124872

FITMEDIA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	N/A
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

304B – 338 West 8th Avenue, Vancouver, British Columbia, Canada V5Y 3X2
(Address of principal executive offices)

(604) 723-0954
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Previous independent registered public accounting firm

(i)	On March 24, 2006, Fitmedia Inc. (the “Company”) dismissed Ernst & Young LLP, Chartered Accountants (“E & Y”) as its independent registered public accounting firm.

(ii)

The reports of E & Y on the Company’s consolidated financial statements as of and for the period ended January 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except that their report was modified to indicate that there was substantial doubt about the Company ability to continue as a going concern.

(iii)	The Company’s Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)

During the period ended January 31, 2005 and through March 24, 2006, there have been no disagreements with E & Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E & Y would have caused it to make reference thereto in connection with its report on the financial statements for such years.

(v)

The Company has requested that E & Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by E & Y is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from E & Y to the Securities and Exchange Commission, dated April 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITMEDIA INC.

Date: April 7, 2006	By:	/s/ Tim Crottey
Tim Crottey, President, Chief
Executive Officer, Chief Financial Officer